Exhibit 99.1

Jabil Posts Third Quarter Results

Continued Strength in Diversified Manufacturing Services

St. Petersburg, FL – June 19, 2012. Jabil Circuit, Inc. (NYSE: JBL), today reported preliminary, unaudited third quarter net revenue of $4.3 billion for fiscal year 2012. “We are pleased to post core EBITDA margins of 6.5 percent in the quarter, our highest level since 2005. Core operating margins also expanded to 4.5 percent,” said Timothy L. Main, President and CEO of Jabil. “This is particularly gratifying during a period of more subdued revenue growth for the company overall.”

Revenue from Diversified Manufacturing Services increased to $1.9 billion, a 22 percent year over year increase, and accounted for 44 percent of total revenue in the third fiscal quarter of 2012.

Jabil’s High Velocity business represented 25 percent of total revenue and its Enterprise & Infrastructure business accounted for 31 percent of the quarter’s revenue.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges and loss on disposal of subsidiaries. Jabil calculates core operating margin as core operating income divided by net revenue. Jabil defines its core EBITDA margin as core operating income before depreciation expense divided by net revenue. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core operating margin, core EBITDA margin, core earnings, core earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, its calculation of core operating margin, Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital, its calculation of core EBITDA margin and additional information in the supplemental information.)

Operational Highlights Fiscal Q3 2012 versus Fiscal Q3 2011

•	Core EBITDA margin increased to 6.5 percent.
•	GAAP operating income increased 3 percent.
•	GAAP diluted earnings per share increased 2 percent.
•	Operating margins expanded 10 basis points year-over-year to 3.7 percent.
•	Core operating margins expanded 30 basis points year-over-year to 4.5 percent.
•	Cash flow from operations increased to $186 million.
•	Repurchased $31 million worth of shares and returned $17 million to shareholders via dividends during the quarter.
•

Cost of revenue was impacted by a $10.1 million distressed customer charge related to a specific solar customer. Excluding the charge, gross profit margin and GAAP diluted earnings per share would have been 8 percent and $0.53 for the quarter, respectively.

Quarterly Results	Q3 2012	Q3 2011
Net revenue	$4.3 billion	$4.2 billion
GAAP operating income	$156.6 million	$152.5 million
GAAP net income	$101.3 million	$104.7 million
GAAP diluted earnings per share	$0.48	$0.47
GAAP return on invested capital	19%	24%

Quarterly Results	Q3 2012	Q3 2011
Core operating income	$190.3 million	$177.8 million
Core earnings	$134.4 million	$129.1 million
Core diluted earnings per share	$0.64	$0.58
Core return on invested capital	24%	29%

Business Update

“We are delighted with the outstanding performance of our Diversified Manufacturing Services sector overall and we are actively expanding our capacity in order to meet the growing demands of numerous customers and products,” said Jabil CEO Timothy Main. “The ramp-up of new products, combined with specific customer challenges and muted end-markets give us plenty to focus on in the fourth fiscal quarter,” said Jabil CEO Timothy Main. “We believe success in the fourth quarter will set the stage for a brisk fiscal 2013 and a continuation of record setting years.”

Fiscal Q4 2012 Guidance Range
Net revenue	$4.1 billion—$4.35 billion
Core operating income	$170 million—$200 million
Core earnings per share	$0.54 to $0.66 per diluted share
GAAP earnings per share	$0.43 to $0.55 per diluted share

(GAAP earnings per share for the fourth quarter of fiscal 2012 are currently estimated to include $0.02 per share for amortization of intangibles and $0.09 per share for stock-based compensation).

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our third quarter of fiscal year 2012; the ramping of new products; specific customer challenges; muted end-markets; our focus in the fourth fiscal quarter; our fiscal 2013 performance and our currently expected fourth quarter of fiscal year 2012 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our third fiscal quarter of fiscal year 2012 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; our inability to ramp the new products in our Materials Technology Group, an unexpected difference in our focus in the fourth fiscal quarter; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire (including, with respect to the acquisition of the Italian and French sites, potential unknown liabilities and the costs associated with addressing potential reduced business activity at these sites); risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core operating margin, core EBITDA margin, core return on invested capital, core earnings and core earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the third fiscal quarter 2012 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available June 19, 2012 at approximately 7:30 p.m. ET through midnight on June 26, 2012. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 88463058. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and aftermarket product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 29 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	May 31,	August 31,
	2012 (Unaudited)	2011
ASSETS
Current assets:
Cash and cash equivalents	$742,129	$888,611
Accounts receivable, net	1,127,794	1,100,926
Inventories	2,377,485	2,227,339
Prepaid expenses and other current assets	1,126,950	868,892
Income taxes receivable	7,410	33,855
Deferred income taxes	26,382	15,737

Total current assets	5,408,150	5,135,360

Property, plant and equipment, net	1,659,484	1,641,335
Goodwill and intangible assets, net	216,425	125,305
Deferred income taxes	69,788	74,989
Income tax receivable	15,393	—
Other assets	76,711	80,951

Total assets	$7,445,951	$7,057,940

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$296,418	$74,160
Accounts payable	2,900,664	2,885,168
Accrued expenses	893,957	892,391
Income taxes payable	30,196	32,987
Deferred income taxes	3,116	5,182

Total current liabilities	4,124,351	3,889,888

Notes payable and long-term debt, less current installments	1,140,154	1,112,594
Other liabilities	69,607	67,423
Income tax liability	74,792	88,451
Deferred income taxes	21,170	15,761

Total liabilities	5,430,074	5,174,117

Commitments and contingencies
Equity:
Jabil Circuit, Inc. stockholders’ equity:
Common stock	231	225
Additional paid-in capital	1,723,910	1,649,431
Retained earnings	701,367	441,793
Accumulated other comprehensive income	109,265	194,706
Treasury stock, at cost	(521,207)	(419,035)

Total Jabil Circuit, Inc. stockholders’ equity	2,013,566	1,867,120

Noncontrolling interests	2,311	16,703

Total equity	2,015,877	1,883,823

Total liabilities and equity	$7,445,951	$7,057,940

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2012	2011	2012	2011
Net revenue	$4,250,918	$4,227,688	$12,813,861	$12,238,532
Cost of revenue	3,921,595	3,909,312	11,822,364	11,313,165

Gross profit	329,323	318,376	991,497	925,367

Operating expenses:
Selling, general and administrative	162,748	154,112	481,382	438,368
Research and development	6,518	6,544	19,053	18,825
Amortization of intangibles	3,454	5,187	13,399	16,821
Restructuring and impairment charges	—	—	—	628
Settlement of receivables and related charges	—	—	—	13,607
Loss on disposal of subsidiaries	—	—	—	23,944

Operating income	156,603	152,533	477,663	413,174

Interest and other, net	27,628	26,023	83,227	73,020

Income before income tax	128,975	126,510	394,436	340,154

Income tax expense	27,377	22,222	80,812	72,737

Net income	101,598	104,288	313,624	267,417

Net income (loss) attributable to noncontrolling interests, net of income tax expense	278	(407)	1,734	642

Net income attributable to Jabil Circuit, Inc.	$101,320	$104,695	$311,890	$266,775

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.49	$0.49	$1.51	$1.24

Diluted	$0.48	$0.47	$1.47	$1.21

Weighted average shares outstanding:
Basic	206,298	215,705	206,326	215,092

Diluted	211,541	222,337	211,749	220,773

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine months ended
	May 31, 2012	May 31, 2011
Cash flows from operating activities:
Net income	$313,624	$267,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	262,186	234,312
Recognition of stock-based compensation expense	59,857	59,854
Settlement of receivables and related charges	—	12,673
Loss on disposal of subsidiaries	—	23,944
Other, net	6,959	8,062
Changes in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(22,634)	100,226
Inventories	(162,076)	(187,146)
Prepaid expenses and other current assets	(274,827)	(145,384)
Other assets	(3,302)	(10,011)
Accounts payable and accrued expenses	20,673	148,289
Income taxes payable	(8,933)	12,181

Net cash provided by operating activities	191,527	524,417

Cash flows from investing activities:
Cash paid for business and intangible asset acquisitions, net of cash acquired	(125,098)	3,985
Acquisition of property, plant and equipment	(291,792)	(320,965)
Proceeds from sale of property, plant and equipment	12,555	13,669
Proceeds from disposal of available for sale investments	—	5,800
Cost of receivables acquired, net of cash collections	517	(521)

Net cash used in investing activities	(403,818)	(298,032)

Cash flows from financing activities:
Payments toward debt agreements	(6,783,726)	(5,714,853)
Borrowings under debt agreements	7,033,854	5,706,610
Dividends paid to stockholders	(48,716)	(45,306)
Dividends paid to noncontrolling interest	(333)	—
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	18,576	17,778
Payments to acquire treasury stock	(70,991)	—
Treasury stock minimum tax withholding related to vesting of restricted stock	(31,181)	(9,739)
Debt issuance costs	(5,014)	(14,549)
Excess tax benefit related to stock awards	750	179
Cash paid to purchase noncontrolling interest	(20,501)	—

Net cash provided by (used in) financing activities	92,718	(59,880)

Effect of exchange rate changes on cash and cash equivalents	(26,909)	311

Net (decrease) increase in cash and cash equivalents	(146,482)	166,816
Cash and cash equivalents at beginning of period	888,611	744,329

Cash and cash equivalents at end of period	$742,129	$911,145

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2012	2011	2012	2011

Net Revenue (GAAP)	$4,250,918	$4,227,688	$12,813,861	$12,238,532

Operating income (GAAP)	$156,603	$152,533	$477,663	$413,174
Amortization of intangibles	3,454	5,187	13,399	16,821
Distressed customer charge	10,149	—	10,149	—
Stock-based compensation and related charges	20,123	20,053	59,857	59,854
Restructuring and impairment charges	—	—	—	628
Loss on disposal of business	—	—	—	23,944
Settlement of receivables and related charges	—	—	—	13,607

Core operating income (Non-GAAP)	$190,329	$177,773	$561,068	$528,028

Operating income margin (GAAP)	3.7%	3.6%	3.7%	3.4%
Core operating income margin (Non-GAAP)	4.5%	4.2%	4.4%	4.3%

Net income attributable to Jabil Circuit, Inc. (GAAP)	$101,320	$104,695	$311,890	$266,775
Amortization of intangibles, net of tax	3,180	5,174	13,099	16,785
Distressed customer charge, net of tax	10,149	—	10,149	—
Stock-based compensation and related charges, net of tax	19,792	19,268	58,656	58,279
Restructuring and impairment charges, net of tax	—	—	—	628
Loss on disposal of business, net of tax	—	—	—	23,944
Settlement of receivables and related charges, net of tax	—	—	—	13,607

Core earnings (Non-GAAP)	$134,441	$129,137	$393,794	$380,018
Earnings per share: (GAAP)
Basic	$0.49	$0.49	$1.51	$1.24

Diluted	$0.48	$0.47	$1.47	$1.21

Core earnings per share: (Non-GAAP)
Basic	$0.65	$0.60	$1.91	$1.77

Diluted	$0.64	$0.58	$1.86	$1.72

Weighted average shares outstanding used in the calculations of earnings per share (GAAP and Non-GAAP):
Basic	206,298	215,705	206,326	215,092

Diluted	211,541	222,337	211,749	220,773

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates (1) “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates “net invested capital asset base” as the sum of the averages (the calculation of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable and long term debt and (3) the current portion of its notes payable and long term debt, less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

Three months ended
May 31, 2012
Numerator:
Operating income (GAAP)	$156,603
Tax effect (1)	(27,625)

After-tax operating income	128,978
x4

Annualized after-tax operating income	$515,912

Core Operating Income (Non-GAAP)	$190,329
Tax effect (2)	(28,183)

After-tax core operating income	162,146
x4

Annualized after-tax core operating income	$648,584

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$2,007,199
Average notes payable and long-term debt, less current installments (3)	1,126,315
Average current installments of notes payable and long-term debt (3)	289,010
Average cash and cash equivalents (3)	(724,740)

Net invested capital asset base	$2,697,784

Return on Invested Capital (GAAP)	19.1%
Adjustments noted above	4.9%
Core Return on Invested Capital (Non-GAAP)	24.0%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.

(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.

(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands)

(Unaudited)

CALCULATION OF CORE EBITDA MARGIN

The Company calculates core EBITDA margin as operating income (calculated in accordance with U.S. GAAP) before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on the disposal of subsidiaries and depreciation expense divided by net revenue.

The following table reconciles core EBITDA to net income and operating income in accordance with US GAAP:

	Three months ended
	May 31,	May 31,
	2012	2011
Numerator:
Net income attributable to Jabil Circuit, Inc. (GAAP)	$101,320	$104,695
Other expense	1,899	1,771
Interest income	(733)	(897)
Interest expense	26,462	25,149
Income tax expense	27,377	22,222
Net income (loss) attributable to non controlling interests, net of income tax expense	278	(407)

Operating income (GAAP)	$156,603	$152,533

Amortization of intangibles	3,454	5,187
Depreciation expense	84,997	77,250
Distressed customer charge	10,149	—
Stock-based compensation and related charges	20,123	20,053

Core EBITDA (Non-GAAP)	$275,326	$255,023

Denominator: Net revenue	$4,250,918	$4,227,688
Core EBITDA Margin	6.5%	6.0%